Exhibit 10.16

EXECUTION COPY

AMENDMENT NO. 3 AND WAIVER TO THE CREDIT AGREEMENT

Dated as of March 27, 2006

AMENDMENT NO. 3 AND WAIVER TO THE CREDIT AGREEMENT (this “Amendment and Waiver”) among SOLO CUP COMPANY, a Delaware corporation (the “Borrower”), SOLO CUP INVESTMENT CORPORATION, a Delaware corporation (“Holdings”), the banks, financial institutions and other institutional lenders party to the Credit Agreement referred to below from time to time (collectively, the “Lenders”) and BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

PRELIMINARY STATEMENTS:

(1) WHEREAS, the Borrower, Holdings, the Lenders, CITICORP NORTH AMERICA, INC., as syndication agent, HARRIS TRUST AND SAVINGS BANK, as documentation agent and as an L/C Issuer and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and as an L/C Issuer have entered into a Credit Agreement dated as of February 27, 2004 (such Credit Agreement, as amended, supplemented or otherwise modified up to but not including the date hereof, the “Credit Agreement”; capitalized terms not otherwise defined in this Amendment and Waiver will have the same meanings as specified in the Credit Agreement);

(2) WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement and waive certain provisions of the Credit Agreement as described below; and

(3) WHEREAS, the Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend the Credit Agreement and waive certain provisions of the Credit Agreement in certain respects as set forth below.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3, hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of March 31, 2006, between the Administrative Agent and the Second Lien Administrative Agent and acknowledged by the Borrower, as amended, supplemented or otherwise modified to the extent permitted under the Loan Documents.

“Permitted Sale and Leaseback Transactions” means with respect to Holdings or any Subsidiary, any arrangement, directly or indirectly, with any Person whereby Holdings or such Subsidiary shall sell or transfer any of the manufacturing facilities of Holdings and its Subsidiaries located in Owing Mills and/or Dallas and thereafter rent or lease such manufacturing facilities that it intends to use for the same purpose or purposes as such manufacturing facilities being sold or transferred.

“Second Lien Administrative Agent” means the “Administrative Agent” under and as defined in the Second Lien Credit Agreement.

“Second Lien Credit Agreement” means the Second Lien Credit Agreement, dated as of March 31, 2006, among the Borrower, Holdings, the lenders from time to time party thereto and Bank of America, as administrative agent, as amended, supplemented or otherwise modified to the extent permitted under the Loan Documents.

“Second Lien Facility” means the second senior secured lien term loan facility of the Borrower in an aggregate principal amount of $80,000,000, as evidenced by the Second Lien Loan Documents.

“Second Lien Loan Documents” means the “Loan Documents” as defined in the Second Lien Credit Agreement, as amended, supplemented or otherwise modified to the extent permitted under the Loan Documents.

Project Java – Amendment No. 3

“Second Lien Obligations” means the “Obligations” under and as defined in the Second Lien Credit Agreement.

“Third Amendment” means the Amendment No. 3 and Waiver to this Agreement, dated as of March 27, 2006, among the Borrower, Holdings, the Administrative Agent and the Lenders party thereto.

“Third Amendment Effective Date” has the meaning specified in Section 3 of the Third Amendment.

(b) Section 1.01 of the Credit Agreement is hereby further amended by adding a proviso to the end of the definition of “Average Total Debt” to read in full as follows:

“; provided, further, that for the 365 days immediately preceding the Third Amendment Effective Date and solely in respect of the computation after the Third Amendment Effective Date of the financial covenants set forth in Section 7.10 hereof, the average daily Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Borrowings shall be deemed to have been zero.”

(c) Section 1.01 of the Credit Agreement is hereby further amended by deleting in the definition of “Inventory Reduction Charges” the amount “$30,000,00” appearing therein and by replacing it with the amount “$30,000,000”.

(d) Section 1.01 of the Credit Agreement is hereby further amended by amending and restating the definition of “Loan Documents” to read in full as follows:

“Loan Documents” means, collectively, (a) for purposes of this Agreement and the Notes and any amendment, supplement or other modification hereof or thereof and for all other purposes other than for purposes of the Guaranty and the Collateral Documents, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents, (v) the Fee Letter, (vi) the Intercreditor Agreement and (vii) each Issuer Document and (b) for purposes of the Guaranty and the Collateral Documents, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents, (v) each Issuer Document, (vi) the Fee Letter, (vii) the Intercreditor Agreement and (viii) each Secured Hedge Agreement.

(e) Section 2.05(b)(ii) of the Credit Agreement is hereby amended by adding at the end thereof the following proviso:

“; provided, still further, that notwithstanding the foregoing, at the request of the Borrower, any Net Cash Proceeds from any Permitted Sale and Leaseback Transaction may be used to prepay the Second Lien Facility rather than any Loans hereunder, so long as (x) before and after giving effect to such prepayment no Default or Event of Default shall have occurred and be continuing and (y) on the date of such prepayment, after giving pro forma effect thereto, the Consolidated Leverage Ratio shall be less than 5.00:1.00.”

(f) Section 2.05(b)(iv) of the Credit Agreement is hereby amended by adding at the end thereof the following proviso:

“; provided, however, that notwithstanding the foregoing, at the request of the Borrower, (A) any such Net Cash Proceeds from any Permitted Refinancing Subordinated Indebtedness of Holdings or any of its Subsidiaries may be used to prepay the Second Lien Facility rather than any Loans hereunder and (B) any Net Cash Proceeds from any Indebtedness incurred pursuant to Section 7.02(b)(O) hereof may be used to prepay the Second Lien Facility rather than any Loans hereunder, in each case, so long as (x) before and after giving effect to such prepayment no Default or Event of Default shall have occurred and be continuing and (y) on the date of such prepayment, after giving pro forma effect thereto, the Consolidated Leverage Ratio shall be less than 4.50:1.00.”

Project Java – Amendment No. 3

(g) Section 7.01(a) of the Credit Agreement is hereby amended by adding the phrase “, and Liens pursuant to any of the Second Lien Loan Documents securing any Second Lien Obligations and Liens securing any Indebtedness permitted to be incurred pursuant to Section 7.02(b)(O) hereof, in each case subject to the provisions of the Intercreditor Agreement” immediately prior to the semi-colon at the end of such clause.

(h) Section 7.02(b)(A) of the Credit Agreement is hereby amended by adding the phrase “and Indebtedness arising under the Second Lien Loan Documents in an aggregate principal amount not to exceed $80,000,000” immediately prior to the semi-colon at the end of such clause.

(i) Section 7.02(b) of the Credit Agreement is hereby further amended by deleting the word “and” appearing at the end of Section 7.02(b)(M), by deleting the “.” appearing at the end of Section 7.02(b)(N) and by replacing it with the phrase “; and”, and by adding a new subsection (O) to read in full as follows:

“(O) additional Indebtedness under the Loan Documents incurred after the Third Amendment Effective Date, in an aggregate principal amount not to exceed $80,000,000; provided that (x) before and after giving effect to the issuance or incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing, (y) the proceeds of such Indebtedness shall be used to prepay the Term Loans (as defined in the Second Lien Credit Agreement), and (z) the holders of such Indebtedness shall have become a party to the Intercreditor Agreement.”

(j) Section 7.02(b)(K) of the Credit Agreement is hereby amended by adding the parenthetical “(including, without limitation, as to subordination)” after the words “Administrative Agent” appearing therein.

(k) Section 7.03(l) of the Credit Agreement is hereby amended by adding the phrase “, Section 7.02(b)(K)” immediately prior to the word “or” appearing therein.

(l) Section 7.05 of the Credit Agreement is hereby amended by deleting the word “and” appearing at the end of Section 7.05(o), by deleting the “.” appearing at the end of Section 7.05(p) and be replacing it with the phrase “; and”, and by adding a new subsection (q) to read in full as follows:

“(q) (x) any Permitted Sale and Leaseback Transactions, and (y) the Disposition of the portion of Excess Cash Flow that is not required to be used pursuant to Section 2.05(b)(i) to prepay the Loans to the extent such portion of Excess Cash Flow shall be used to prepay the Term Loans (as defined in the Second Lien Credit Agreement); provided that, before and after giving effect to such Permitted Sale and Leaseback Transaction or such Disposition, no Default or Event of Default shall have occurred and be continuing.”

(m) Section 7.05 of the Credit Agreement is hereby further amended by replacing the phrase “Section 7.05(p)” in the proviso thereto with the phrase “Section 7.05(q)”.

(n) Section 7.09 of the Credit Agreement is hereby amended by replacing the parenthetical in the second line thereof with the following:

“(other than this Agreement, any other Loan Document, any Second Lien Loan Document or any documentation in respect of Indebtedness permitted to be incurred pursuant to Section 7.02(b)(O) hereof)”

(o) Section 7.10(a) of the Credit Agreement is hereby amended by replacing the table therein in its entirety with the following:

Fiscal Year	March 31	June 30	September 30	December 31
2006	2.25 : 1.00	2.25 : 1.00	2.25 : 1.00	2.25 : 1.00

2007	2.25 : 1.00	2.25 : 1.00	2.25 : 1.00	2.25 : 1.00

2008	2.25 : 1.00	2.25 : 1.00	2.25 : 1.00	2.75 : 1.00

2009	2.75 : 1.00	2.75 : 1.00	2.75 : 1.00	3.25 : 1.00

2010	3.50 : 1.00	3.50 : 1.00	3.50 : 1.00	3.50 : 1.00

2011	3.50 : 1.00	—	—	—

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(p) Section 7.10(b) of the Credit Agreement is hereby amended by replacing the table therein in its entirety with the following:

Fiscal Year	March 31	June 30	September 30	December 31
2006	5.75 : 1.00	5.75 : 1.00	5.75 : 1.00	5.50 : 1.00

2007	5.50 : 1.00	5.50 : 1.00	5.50 : 1.00	5.00 : 1.00

2008	5.00 : 1.00	5.00 : 1.00	5.00 : 1.00	4.00 : 1.00

2009	4.00 : 1.00	4.00 : 1.00	4.00 : 1.00	3.50 : 1.00

2010	3.50 : 1.00	3.50 : 1.00	3.50 : 1.00	3.50 : 1.00

2011	3.50 : 1.00	—	—	—

(q) Section 7.13 of the Credit Agreement is hereby further amended by adding the following new sentence at the end thereof:

“Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payments under the Second Lien Facility, except the payment, prepayment or refinancing thereof (x) with the proceeds of any Permitted Refinancing Subordinated Indebtedness or with the proceeds of any Indebtedness incurred pursuant to Section 7.02(b)(O); provided, that (i) before and after giving effect to such payment, prepayment or refinancing, no Default or Event of Default shall have occurred and be continuing, and (ii) on the date of such payment, prepayment or refinancing, after giving pro forma effect thereto, the Consolidated Leverage Ratio shall be less than 4.50:1.00, (y) with the portion of Excess Cash Flow that is not required to be used pursuant to Section 2.05(b)(i) to prepay the Loans or with the proceeds of any Permitted Sale and Leaseback Transaction; provided, that on the date of such payment, prepayment or refinancing, after giving pro forma effect thereto, the Consolidated Leverage Ratio shall be less than 5.00:1.00 and (z) to the extent permitted by the Intercreditor Agreement.”

(r) Section 7.18 of the Credit Agreement is hereby amended by replacing the parenthetical in the first line thereof with the following:

“(other than the Indebtedness under the Loan Documents, the Second Lien Loan Documents or the documents evidencing the Indebtedness permitted to be incurred pursuant to Section 7.02(b)(O) hereof)”

(s) Article IX of the Credit Agreement is hereby amended by adding a new Section 9.14 at the end thereof to read as follows:

“SECTION 9.14. Intercreditor Agreement. Each of the Lenders hereby acknowledges that it has received and reviewed the Intercreditor Agreement and agrees to be bound by the terms thereof. Each Lender (and each Person that becomes a Lender hereunder pursuant to Section 11.07) hereby (a) acknowledges that Bank of America is acting under the Intercreditor Agreement in multiple capacities as the Administrative Agent, as well as the Second Lien Administrative Agent and (b) waives any conflict of interest, now contemplated or arising hereafter, in connection therewith. Each Lender (and each Person that becomes a Lender hereunder pursuant to Section 11.07) hereby authorizes and directs Bank of America to enter into the Intercreditor Agreement on behalf of such Lender and agrees that Bank of America, in its various capacities thereunder, may take such actions on its behalf as is contemplated by the terms of the Intercreditor Agreement, provided that such actions satisfy the requirements of this Agreement.”

Project Java – Amendment No. 3

(t) Article XI of the Credit Agreement is hereby amended by adding a new Section 11.20 at the end thereof to read as follows:

“Section 11.20. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower, the other Loan Parties and their respective Affiliates, on the one hand, and the Agents and the Arrangers, on the other hand, and the Borrower and the other Loan Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each of the Agents and the Arrangers, each is and has been acting solely as a principal and except as expressly set forth herein and in the other Loan Documents is not the financial advisor, agent or fiduciary, for the Borrower, any other Loan Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent nor any other Agent nor any Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower or any other Loan Party with respect to any of the transactions contemplated hereby or the process leading thereto except as expressly set forth herein and in the other Loan Documents, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Agent or any Arranger has advised or is currently advising the Borrower, the other Loan Parties or their respective Affiliates on other matters) and neither the Administrative Agent nor any the Arranger nor any Loan Party has any obligation to any Borrower, the other Loan Parties or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent, the other Agents, the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent nor any other Agent nor any Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Agents and the Arrangers have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrower and each other Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.”

SECTION 2. Waiver. For the period through April 20, 2006 (the “Waiver Termination Date”), the requirements of Section 7.02(b)(K)(x) of the Credit Agreement and the Collateral Documents as to the delivery to the Collateral Agent of any Pledged Debt is hereby waived in respect of the Pledged Debt listed on Schedule 1 hereto. For the period through the Waiver Termination Date, the requirements under the Collateral Documents as to the delivery to the Collateral Agent of updated information in respect of any After-Acquired Intellectual Property and as to the delivery to the Collateral Agent of any Intellectual Property Security Agreements or any IP Security Agreement Supplements is hereby waived in respect of the IP Rights listed on Schedule 2 hereto. On the Waiver Termination Date, without any further action by the Agents and the Lenders, all of the terms and provisions set forth in the Loan Documents with respect to Defaults thereunder that are waived hereunder and not cured prior to the Waiver Termination Date shall have the same force and effect as if this Amendment and Waiver had not been entered into by the parties hereto, and the Agents and the Lenders shall have all of the rights and remedies afforded to them under the Loan Documents with respect to any such Defaults as though no waiver had been granted by them hereunder.

Project Java – Amendment No. 3

SECTION 3. Conditions of Effectiveness. This Amendment and Waiver shall become effective as of the date first written above (the “Third Amendment Effective Date”) when (i) the Administrative Agent shall have received counterparts of (A) this Amendment and Waiver executed by the Borrower and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment and Waiver and (B) the Consent attached hereto executed by each of the Loan Parties (other than Holdings and the Borrower), (ii) the Borrower shall have paid all reasonable out-of-pocket costs and expenses (including the reasonable fees, charges and disbursements of counsel to the Administrative Agent invoiced to the Borrower in reasonable detail) incurred in connection with the Loan Documents (including this Amendment and Waiver) to the extent invoiced, (iii) no Default shall have occurred and be continuing, or would occur as a result of the transactions contemplated by this Amendment and Waiver, (iv) the Borrower shall pay, upon the effectiveness of the Second Lien Credit Agreement, for the benefit of each Lender executing this Amendment and Waiver on or before 5:00 p.m. Eastern time on March 28, 2006, a fee equal to 0.10% of the aggregate Revolving Credit Commitments and Term B1 Loans of each such Lender; provided that, notwithstanding the foregoing, this Amendment and Waiver shall be void and of no effect if the conditions to effectiveness to the Second Lien Credit Agreement shall not have been fulfilled or waived on or prior to April 15, 2006.

SECTION 4. Representations and Warranties of the Borrower. Each of Holdings and the Borrower represents and warrants as follows:

(a) The execution, delivery and performance by it of this Amendment and Waiver, the execution, delivery and performance of the Consent by the Loan Parties signatory thereto and the performance of each Loan Party of each Loan Document (as amended by the Amendment and Waiver) to which such Person is a party, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Person’s Organization Documents; (ii) conflict with or result in any material breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any material Contractual Obligation to which such Person is a party or affecting the properties of such Person or any of its Subsidiaries other than as contemplated hereby or (B) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate in any material respect any Law applicable to such Loan Party or its properties.

(b) This Amendment and Waiver and the Consent attached hereto, when delivered hereunder, will have been duly executed and delivered by each Loan Party that is party thereto. This Amendment and Waiver and the Consent attached hereto, when so delivered, will constitute a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally, and subject to equitable principles of general application.

(c) As of the Third Amendment Effective Date, after giving effect to this Amendment and Waiver, no Default or Event of Default has occurred or is in existence.

SECTION 5. Reference to and Effect on the Credit Agreement, the Notes and the Loan Documents. (a) On and after each of the Third Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment and Waiver.

(b) The Credit Agreement, the Notes and each of the other Loan Documents, in each case as specifically amended by this Amendment and Waiver, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Each of Holdings and the Borrower hereby (a) confirms and continues the pledge and security interest in the Collateral granted by it pursuant to the Collateral Documents to which it is a party, and (b) acknowledges and agrees that the pledge and security interest in the Collateral granted by it pursuant to such Collateral Documents shall be in favor of the Collateral Agent and shall continue to secure the Obligations. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations (on the terms set forth in the Collateral Documents) of such Person under the Loan Documents, in each case as amended by this Amendment and Waiver.

(c) The execution, delivery and effectiveness of this Amendment and Waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 6. Costs, Expenses. The Borrower agrees to pay all reasonable out-of-pocket costs and expenses in accordance with the terms of Section 11.04 of the Credit Agreement.

Project Java – Amendment No. 3

SECTION 7. Execution in Counterparts. This Amendment and Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment and Waiver by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment and Waiver.

SECTION 8. Governing Law. This Amendment and Waiver shall be governed by, and construed in accordance with, the laws of the State of New York.

Project Java – Amendment No. 3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SOLO CUP COMPANY

By:	/s/ Susan H. Marks
		Name:	Susan H. Marks
		Title:	Executive Vice President and Chief Financial Officer

SOLO CUP INVESTMENT CORPORATION

By:	/s/ Susan H. Marks
		Name:	Susan H. Marks
		Title:	Executive Vice President and Chief Financial Officer

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[Please type or print name of institution]

By:
Name:
Title:

Project Java – Amendment No. 3

CONSENT AND CONFIRMATION

Dated as of March 27, 2006

Each of the undersigned hereby consents to the foregoing Amendment and Waiver and hereby confirms and agrees that (a) notwithstanding the effectiveness of such Amendment and Waiver, each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment and Waiver, each reference in the Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment and Waiver, (b) the pledge and security interest in the Collateral granted by it pursuant to the Collateral Documents to which it is a party is continued, (c) the pledge and security interest in the Collateral granted by it pursuant to such Collateral Documents shall be in favor of the Collateral Agent and shall continue to secure the Obligations and (d) the Collateral Documents to which each of the undersigned is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Secured Obligations (in each case, as defined therein) on the terms set forth in the Collateral Documents.

SOLO MANAGEMENT COMPANY

By:	/s/ Ronald L. Whaley
		Name:	Ronald L. Whaley
		Title:	President and Chief Operating Officer

P.R. SOLO CUP, INC.

By:	/s/ Ronald L. Whaley
		Name:	Ronald L. Whaley
		Title:	President

SF HOLDINGS GROUP, INC.

By:	/s/ Ronald L. Whaley
		Name:	Ronald L. Whaley
		Title:	President and Chief Operating Officer

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SOLO CUP OPERATING CORPORATION

By:	/s/ Ronald L. Whaley
		Name:	Ronald L. Whaley
		Title:	President and Chief Operating Officer
LILY-CANADA HOLDING CORPORATION

By:	/s/ Ronald L. Whaley
		Name:	Ronald L. Whaley
		Title:	President
SOLO MANUFACTURING LLC

By:	/s/ Ronald L. Whaley
		Name:	Ronald L. Whaley
		Title:	President

Project Java – Amendment No. 3